Exhibit 10.24

May 29, 2014

Richard Neely

[address]

[address]

Dear Rick:

I’d like to personally thank you for your valuable contributions to date with The First Marblehead Corporation (“FMC”). You have been identified as a key employee whom FMC would like to reward and retain to help the business move forward with its strategic initiatives. Toward that end, this letter (the “Retention Bonus Letter”) is to inform you that you have been deemed eligible to receive a one-time incentive Retention Bonus (as set forth below), subject to the terms herein.

In particular, you are potentially eligible for a Retention Bonus in an amount equal to $25,000, less lawful deductions (the “Retention Bonus”). The Retention Bonus will be paid on September 30, 2014 (the “Payment Date”) provided that you remain employed in “good standing” with FMC through the Payment Date and satisfactorily perform your job duties through the Payment Date.

If your employment is involuntarily terminated without “cause” prior to the Payment Date, you will still be eligible for the Retention Bonus. You will be ineligible for the Retention Bonus if you resign your employment or your employment is terminated for “cause” prior to the Payment Date. Likewise, you must be an employee in “good standing” (i.e., not subject to any written disciplinary action or written performance improvement plan) at the Payment Date to be eligible for the Retention Bonus.

For purposes of this Retention Bonus Letter, “cause” and/or “good standing” shall be determined in good faith by FMC in its sole discretion. A determination of “cause” and/or “good standing” by FMC shall be binding and conclusive upon all parties. You should understand that your employment remains at-will and nothing in this Retention Bonus Letter is a guarantee of employment for any defined period of time.

I would like to extend our appreciation to you for your past service and support and look forward to your continued involvement with us during this time and hopefully beyond.

Very truly,

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Jo-Ann Burnham
Jo-Ann Burnham
Managing Director, Human Resources

/s/ Richard Neely
Richard Neely
Dated: May 29, 2014